UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2007

CATHAY MERCHANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of Incorporation)

0-9922

(Commission File Number)

04-2608713

(I.R.S. Employer Identification Number)

Unit 803, Dina House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China

(Address of principal executive offices, including zip code)

(852) 2537-3613

(Registrant's telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Our Chairman adjourned our annual general meeting of shareholders which was held on May 7, 2007. We adjourned the meeting because our company did not obtain the quorum necessary to constitute a valid and duly called meeting. As stated in our bylaws, we require votes either in person or by duly executed proxy from shareholders holding at least a majority of the issued and outstanding shares and who are otherwise entitled to vote at the meeting. To date, we have received votes from shareholders holding approximately 45% of the shares that are currently issued and outstanding. We have adjourned the meeting until May 25, 2007 in order to provide additional time for shareholders to vote their shares at the meeting.

As disclosed on March 1, 2007 and updated on May 1, 2007, we received notice from the American Stock Exchange (the “Exchange”) indicating that we are not in compliance with Section 704 of the Amex Company Guide, which requires a listed company to hold meetings of its shareholders annually to elect directors and take action on other corporate matters. Specifically, we did not hold an annual meeting of our shareholders during the five month transition year ended December 31, 2005 and the year ended December 31, 2006. We were afforded the opportunity to submit a plan of compliance to the Exchange and presented the plan on April 11, 2007. On April 24, 2007, the Exchange notified us that it accepted our plan of compliance and granted us an extension until May 29, 2007 to regain compliance with the continued listing standards.

In order for our company to remain listed with the Exchange, the shareholders must vote to ratify and approve the matters that are set out in the Notice of Meeting and Proxy Statement that were mailed to shareholders in connection with the 2007 annual meeting. Accordingly, we strongly encourage all shareholders to vote either in person or by duly executed proxy before May 25, 2007 so that we can remain listed on the Exchange.

Item 9.01 Financial Statements and Exhibits.

99.1	Press release dated May 11, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATHAY MERCHANT GROUP, INC.

By:	/s/ Michael Smith
Michael Smith
Chief Executive Officer, President and Chief Financial Officer
Date: May 17, 2007

CW1194951.1